UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASA Gold and Precious Metals Limited

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ASA GOLD AND PRECIOUS METALS, LIMITED

(NYSE: ASA)

April 18, 2024

Dear Fellow Shareholder:

The ASA shareholder meeting is one week from now. Please see the latest developments below:

❖	The leading independent corporate governance advisory firm, Glass Lewis, recommended ASA shareholders vote FOR the ASA nominees on the WHITE proxy card
❖	ASA announced a 5% share repurchase program

Glass Lewis recognizes the qualifications of our director nominees and endorses our strategy. It is critical that all shareholders vote their shares.

Please take time to make sure you vote the WHITE proxy card to ensure ASA continues its mission with your Board and Merk as the adviser.

Sincerely,

Axel Merk
Chief Operating Officer